UFP Industries, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Communications and Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE

Thursday, April 21, 2022

UFP Industries Reports Record First Quarter Results
Strong sales growth and continued execution results in year-over-year increases in diluted EPS of 80 percent and quarterly dividend of 67 percent

GRAND RAPIDS, Mich., Thursday, April 21, 2022 – UFP Industries, Inc. (Nasdaq: UFPI) today announced record net sales of $2.49 billion and net earnings of $190 million for the first quarter of 2022. The company also reported record earnings per diluted share of $3.00, an 80 percent increase over the first quarter of 2021.

“We cannot give enough credit to the entire UFP team for the significant progress they have made to add more value to our products and services to better serve our customers. Our long streak of record-breaking results is evidence of their hard work and success,” said CEO Matthew J. Missad. “Our impressive results also demonstrate the advantage of our balanced business model, which operates in diverse markets, positioning us for success even when some markets face uncertainty and challenges. The company’s reorganization in 2020 has given us a deeper level of focus and expertise in our diverse markets. We are increasingly the supplier of choice because we are unmatched in providing the value-added products and services businesses need to lower their costs and reduce their labor needs. We remain optimistic as this transformation is still underway and will continue to benefit our customers and company in the years to come.”

First Quarter 2022 Highlights (comparisons on a year-over-year basis):

●	Net sales of $2.49 billion increased 36 percent due to a 26 percent increase in lumber prices, a 3 percent increase in organic unit sales, and a 7 percent increase in unit sales from acquisitions.
●	Earnings from operations of $259 million increased 88 percent. Acquisitions contributed $10 million to earnings.
●	An increase in SG&A of $70 million, or 47 percent, is largely attributable to increases in bonus and sales incentive compensation expenses ($46 million) resulting from increased profitability, increases in wages and benefits ($10 million), and recent acquisitions ($5 million). SG&A as a percentage of gross profit fell from 52 percent to 46 percent.
●	New product sales of $151 million increased 58 percent. This does not include new products sales of $80 million during the first quarter of 2021 that no longer meet our criteria of being a new product.
●	Adjusted EBITDA of $292.2 million increased 80 percent, and adjusted EBITDA margin improved by 280 basis points to 11.7 percent. Acquisitions contributed $12 million to adjusted EBITDA.

UFP Industries, Inc.

UFP Industries maintains a strong balance sheet, with $445 million of liquidity at the end of March 2022. The company’s diversified approach to capital allocation includes the following:

●	The company has targeted $175-225 million for capital expenditures in 2022, an increase over the $151 million spent in 2021.
●	In February 2022, the Board of Directors of UFP Industries authorized an increase in the company’s share repurchase program of up to 2.6 million shares, and the company purchased approximately 800,000 shares at an average price of $77.53 in March and April 2022 under its 10b51 share repurchase plan.
●	On April 20, 2022, the Board approved an increase in its quarterly dividend payment to $0.25 per share, an increase of 25 percent over the dividend paid on March 15, 2022, and 67 percent higher than the dividend paid on June 15, 2021. The dividend is payable on June 15, 2022, to shareholders of record on June 1, 2022.
●	The company continues to seek opportunities to invest in companies that represent a strong strategic fit and allow it to drive new growth, enhance its capabilities, and create more value for its customers and shareholders.

“We continue to invest in and build upon the successful transformation of UFP Industries into a value-added solutions provider to our customers, which has led to impressive operating results and returns on investment,” added Missad. “We’ll continue to invest our capital wisely for long-term growth and focus on opportunities that generate attractive returns. We anticipate continuing to use cash for share buybacks, as we think UFP Industries is a great investment, while also rewarding shareholders with increased dividends.”

By business segment, the company reported the following first quarter 2022 results:

UFP Retail Solutions

$993 million in net sales, up 31 percent over the first quarter of 2021 due to a 19 percent increase in selling prices, a 14 percent increase in unit sales from the acquisitions of Sunbelt Forest Products and Spartanburg Forest Products, and a 2 percent decline in organic unit sales. The company transferred certain concrete forming products from the retail segment to the construction segment during the quarter, which accounted for a 3 percent decline in organic unit sales.

An organic unit sales decline in several product lines is largely attributable to the return to more normal consumer buying habits in 2022 after the unusually high pandemic-related sales of pressure-treated lumber in the first quarter of 2021. Organic unit sales fell 7 percent for Deckorators, primarily because of a 13 percent drop in sales of decking accessories, while composite decking sales rose 5 percent. Organic unit sales also fell 2 percent for both Outdoor Essentials and ProWood but were up 7 percent for UFP-Edge due to expanded capacity and market share gains.

Gross profit for the retail segment rose 34 percent to $134 million, primarily due to acquisitions and increased sales of UFP-Edge. Gross profit margin rose to 13.5 percent in 2022 from 13.2 percent in 2021.

UFP Industrial

$611 million in net sales, up 36 percent from the first quarter of 2021 due to a 39 percent increase in selling prices, a 1 percent increase in unit sales from acquisitions, and a 4 percent decline in organic unit growth. The organic unit sales decline is attributable to an intentional change in product mix, as the segment focuses more on higher-margin products while being more selective in taking on new business.

UFP Industries, Inc.

Gross profit rose 87 percent to $150 million, primarily due to better pricing discipline that includes the impact of higher lumber, labor and transportation costs, and the value the company provides to customers.

UFP Construction

$786 million in net sales, up 41 percent over the first quarter of 2021, due to a 26 percent increase in selling prices, an 11 percent increase in organic unit growth, 3 percent growth from the transfer of certain concrete forming products from retail, and a 1 percent increase in unit sales from acquisitions. Unit sales increased to these markets: commercial (up 30 percent), manufactured housing (up 16 percent), concrete forming (up 13 percent), and residential (up 2 percent).

Gross profit increased 83 percent to $161 million in the first quarter, due to increased unit sales, the company’s ability to better leverage fixed costs, and better pricing discipline.

More than 75 percent of the company’s residential construction sales were in areas such as Texas and the Mid-Atlantic, Southeast and Mountain West regions, which have experienced significant population growth and are forecast to continue to grow. As such, our customers are better insulated from downturns in the housing market.

CONFERENCE CALL

UFP Industries will conduct a conference call to discuss information included in this news release and related matters at 4:30 p.m. ET on Thursday, April 21, 2022. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at 866-518-4547 and internationally at 213-660-0879. Use conference pass code 4287318. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through April 23, 2022, at 855-859-2056 or 404-537-3406.

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Industrial, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

UFP Industries, Inc.

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Management considers Adjusted EBITDA, a non-GAAP measure, an alternative performance measure which may provide useful information to investors.

Net earnings

Net earnings refers to net earnings attributable to controlling interest unless specifically noted.

# # #

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2022/2021

	Quarter Period and Year to Date
(In thousands, except per share data)	2022		2021
NET SALES	$2,489,313	100.0%	$1,825,004	100.0%

COST OF GOODS SOLD	2,010,950	80.8	1,538,450	84.3

GROSS PROFIT	478,363	19.2	286,554	15.7

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	220,150	8.8	150,098	8.2
OTHER (GAINS) LOSSES, NET	(812)	—	(1,031)	(0.1)

EARNINGS FROM OPERATIONS	259,025	10.4	137,487	7.5

OTHER INTEREST AND EXPENSE, NET	4,910	0.2	1,485	0.1

EARNINGS BEFORE INCOME TAXES	254,115	10.2	136,002	7.5

INCOME TAXES	60,984	2.4	31,751	1.7

NET EARNINGS	193,131	7.8	104,251	5.7

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(3,428)	(0.1)	(940)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$189,703	7.6	$103,311	5.7

EARNINGS PER SHARE - BASIC	$3.01		$1.67

EARNINGS PER SHARE - DILUTED	$3.00		$1.67

COMPREHENSIVE INCOME	$196,315		$102,055

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(4,377)		(414)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$191,938		$101,641

SUPPLEMENTAL DATA
(In thousands)	Quarter Period and Year to Date
Segment Classification	2022		2021	% change
Retail	$993,232		$759,021	30.9%
Industrial	611,369		448,874	36.2%
Construction	786,471		559,530	40.6%
All Other	98,241		57,579	70.6%
Total Net Sales	$2,489,313		$1,825,004	36.4%

	2022	% of Sales	2021	% of Sales
SG&A	$220,150	8.8%	$150,098	8.2%

SG&A as a Percentage of Gross Profit	46.0%		52.4%

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS BY SEGMENT (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2022/2021

	Quarter Period and Year to Date
	2022
(In thousands)	Retail	Industrial	Construction	All Other	Corporate	Total
NET SALES	$993,232	$611,369	$786,471	$95,567	$2,674	$2,489,313
COST OF GOODS SOLD	858,895	461,815	625,059	64,024	1,157	2,010,950
GROSS PROFIT	134,337	149,554	161,412	31,543	1,517	478,363
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	62,668	67,231	82,337	16,625	(8,711)	220,150
OTHER	272	(68)	257	103	(1,376)	(812)
EARNINGS FROM OPERATIONS	$71,397	$82,391	$78,818	$14,815	$11,604	$259,025

	Quarter Period and Year to Date
	2021
(In thousands)	Retail	Industrial	Construction	All Other	Corporate	Total
NET SALES	$759,021	$448,874	$559,530	$55,577	$2,002	$1,825,004
COST OF GOODS SOLD	658,548	368,549	470,846	38,026	2,481	1,538,450
GROSS PROFIT	100,473	80,325	88,684	17,551	(479)	286,554
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	47,100	40,113	55,545	10,421	(3,081)	150,098
OTHER	(172)	(198)	121	(848)	66	(1,031)
EARNINGS FROM OPERATIONS	$53,545	$40,410	$33,018	$7,978	$2,536	$137,487

UFP Industries, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

MARCH 2022/2021

(In thousands)
ASSETS	2022	2021	LIABILITIES AND EQUITY	2022	2021

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$73,783	$44,399	Cash Overdraft	$61,711	$47,140
Restricted cash	729	629	Accounts payable	425,956	299,398
Investments	35,465	31,439	Accrued liabilities	372,640	264,384
Accounts receivable	1,095,362	808,105	Current portion of debt	42,895	109
Inventories	1,230,351	823,414
Other current assets	36,727	29,072

TOTAL CURRENT ASSETS	2,472,417	1,737,058	TOTAL CURRENT LIABILITIES	903,202	611,031

OTHER ASSETS	155,438	145,261
INTANGIBLE ASSETS, NET	445,232	415,402	LONG-TERM DEBT AND FINANCE LEASE OBLIGATIONS	379,015	426,310
			OTHER LIABILITIES	173,577	162,204
PROPERTY, PLANT AND EQUIPMENT, NET	600,879	488,367	EQUITY	2,218,172	1,586,543

TOTAL ASSETS	$3,673,966	$2,786,088	TOTAL LIABILITIES AND EQUITY	$3,673,966	$2,786,088

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2022/2021

(In thousands)	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$193,131	$104,251
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	21,842	18,733
Amortization of intangibles	4,672	3,998
Expense associated with share-based and grant compensation arrangements	6,931	2,981
Deferred income taxes	101	142
Unrealized loss (gain) on investment and other	1,601	(1,754)
Equity in earnings of investee	515	630
Net gain on sale and disposition of assets	(306)	(532)
Changes in:
Accounts receivable	(352,928)	(253,323)
Inventories	(258,019)	(207,768)
Accounts payable and cash overdraft	143,895	121,892
Accrued liabilities and other	(9,722)	14,090
NET CASH USED IN OPERATING ACTIVITIES	(248,287)	(196,660)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(28,816)	(34,656)
Proceeds from sale of property, plant and equipment	1,207	5,062
Acquisitions and purchase of noncontrolling interest, net of cash received	(24,571)	(261,133)
Purchases of investments	(6,030)	(8,738)
Proceeds from sale of investments	4,725	3,381
Other	(2,995)	(414)
NET CASH USED IN INVESTING ACTIVITIES	(56,480)	(296,498)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	242,950	236,280
Repayments under revolving credit facilities	(141,438)	(121,570)
Repayments of debt	(199)	—
Contingent consideration payment and other	(551)	(627)
Proceeds from issuance of common stock	663	363
Dividends paid to shareholders	(12,541)	(9,274)
Distributions to noncontrolling interest	(2,053)	(2,914)
Repurchase of common stock	(501)	—
Other	—	(331)
NET CASH FROM FINANCING ACTIVITIES	86,330	101,927

Effect of exchange rate changes on cash	1,726	(349)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(216,711)	(391,580)

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	291,223	436,608

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$74,512	$45,028

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$286,662	$436,507
Restricted cash, beginning of period	4,561	101
All cash and cash equivalents, beginning of period	$291,223	$436,608

Cash and cash equivalents, end of period	$73,783	$44,399
Restricted cash, end of period	729	629
All cash and cash equivalents, end of period	$74,512	$45,028

UFP Industries, Inc.

ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2022/2021

	Quarter Period and Year to Date
(In thousands)	2022	2021
Net earnings	$193,131	$104,251
Interest expense	3,302	3,151
Interest and investment income	(509)	(542)
Income taxes	60,984	31,751
Expenses associated with share-based compensation arrangements	6,931	2,981
Net gain on disposition and impairment of assets	(306)	(532)
Equity in earnings of investee	515	630
Unrealized loss (gain) on investments	1,602	(1,754)
Depreciation expense	21,842	18,733
Amortization of intangibles	4,672	3,998
Adjusted EBITDA	$292,164	$162,667

Adjusted EBITDA as a Percentage of Net Sales	11.7%	8.9%